EXHIBIT 99.11

SECURITY AGREEMENT

SCHEDULE A

All books, records and other collateral are stored or located at:

BlastGard International, Inc.

12900 Automobile Blvd., Ste D

Clearwater, FL 33762-4715

727-592-9400 (tel)

727-592-9402 (fax)

We do not own the real property where all books, records and other collateral are kept. We lease our facility from:

Rubin Automobile Blvd. Ltd.

c/o Rubin Real Estate, Inc.

15500 Roosevelt Blvd., Ste 301

Clearwater, FL 33760

727-530-0021 (tel)

727-536-6852 (fax)

The BlastGard Technologies, Inc. stock certificate showing 100% ownership by BlastGard International, Inc. is held by:

Grushko & Mittman, P.C.

Attn: Barbara Mittman

551 Fifth Avenue, Ste 1601

New York, NY 10176

212-697-9500 (tel)

212-697-3575 (fax)

SECURITY AGREEMENT

SCHEDULE B

Except for permitted liens, we are the sole owner of the collateral. Financing statements have been filed by the attorneys representing the holders of the December 2004 debt. We believe the financial statements were filed in Colorado and Florida.

SECURITY AGREEMENT

SCHEDULE B (i)

The following is a description of Item 3 of the Company’s Form 10-KSB for 2005:

On May 25, 2004, we entered into an agreement with Prisma Capital Markets, LLC, appointing Prisma as an exclusive distributor of our products in Kuwait. Prisma also agreed to arrange for, and pay the costs and expenses related to, the testing and demonstration of our products in Kuwait, in exchange for 300,000 shares of restricted common stock of our company. We also granted Prisma warrants entitling Prisma to purchase up to 4,401,720 shares of Common Stock of our company at an exercise price of $2.062 per share, which would be exercisable only upon Prisma’s meeting various sales goals totaling $30,000,000 in sales.

In July 2004, we notified Prisma that the agreement was cancelled due to Prisma’s failure to arrange for the testing of our products in Kuwait, and demanded the return of the certificates representing the common stock and the warrants.

In February 2005, we filed a lawsuit against Prisma in the Supreme Court of the State of New York, County of New York, for breach of contract, and demanded the return of the securities issued to Prisma and $100,000 in actual damages. In February 2006, we were granted a motion for summary judgment in our favor and a court order for the cancellation of Prisma’s 300,000 shares on our books and records.

Nevada Litigation

We were served with a lawsuit that was filed on September 12, 2005 in the Second Judicial District Court in Washoe County, Nevada as case number CV-05-02072. The plaintiff in the lawsuit is Verde Partners Family Limited Partnership (“Verde”). The lawsuit makes a variety of claims and contends that the Company and certain officers of the Company misappropriated certain technology, including two patents, and seeks damage “in excess of $10,000”. The action has been removed to federal court in Nevada. A motion is currently pending to have the case dismissed as to BlastGard International, Inc., and all other defendants, for lack of personal jurisdiction. There is also a motion pending for a more definite statement in that three of the claims by Verde are conclusory, vague and ambiguous.

Because of the lack of any factual specificity in this complaint, it is difficult to determine the basis for Verde’s claim. Accordingly, we are unable to determine whether there is a likelihood of an unfavorable outcome, or any amount of range of potential loss. We deny that it misappropriated anything from Verde and intends to vigorously defend the suit.

There are no other actions or lawsuits, except as referenced above.

SECURITY AGREEMENT

SCHEDULE D

BlastGard Technologies, Inc., a Florida corporation, has State ID Document #: P03000106346

BlastGard International, Inc., a Colorado corporation, has State ID Document #: 19991121786

SECURITY AGREEMENT

SCHEDULE E

The following was disclosed in our Form 10-KSB for December 31, 2005:

“On January 31, 2004, pursuant to an Agreement and Plan of Reorganization (“Reorganization Agreement”), Opus Resource Group, Inc. (“Opus”) acquired 100% of the issued and outstanding common stock of BlastGard Technologies, Inc. (“BTI”), a Florida corporation, from BTI’s shareholders, in exchange for an aggregate of 18,200,000 (adjusted to reflect a subsequent stock split) shares of Opus common stock. The reorganization was a reverse acquisition which resulted in the former shareholders of BTI (including John L. Waddell, Jr.; James F. Gordon; and Michael J. Gordon) having a controlling interest in Opus, and BTI became a wholly-owned subsidiary of Opus. On March 31, 2004, Opus changed its name to BlastGard® International, Inc.”

SECURITY AGREEMENT

SCHEDULE F

The following is list of patent-pending and trademark filings:

1) SHARPE 1

Title: “Blast mitigating container assemblies”

Filed : 29AP2004

Application # 10/834,165

2) SHARPE 1A

Title: “Blast mitigating container assemblies”

Filed: 26JA2005

Application # 11/042,318

3) WADDELL 1

Title: “Blast mitigation wrap”

Filed: 31JL2003

Application # 10/630,897

4) WADDELL 1 ARGENTINA

Title: “Blast mitigation wrap”

Filed: 12MR2004

Application # P 04 01 00822

5) WADDELL 1 KUWAIT

Title: “Blast mitigation wrap”

Filed: 28JL2004

Application # PA 109/2004

6) WADDELL 1 PCT

Title: “Blast mitigation wrap”

Filed: 27FE2004

Application # PCT/US04/05916

7) “BlastWrap” Trademark

Reg. No. 2,953,639

Registered May 17, 2005

8) “BlastGard MTR” Trademark

Serial Number 78603618 (pending)

Filing Date: April 7, 2005

SECURITY AGREEMENT

SCHEDULE G

Not applicable.

SECURITY AGREEMENT

SCHEDULE H

BlastGard International, Inc. owns 100% of BlastGard Technologies, Inc.

The law firm of Grushko & Mittman, P.C. is in possession of the stock certificate.